Consent of Independent Registered Public Accounting Firm

February 27, 2018

Scandium International Mining Corp.
1430 Greg Street, Suite 501
Sparks, NV
89431

Re:	Scandium International Mining Corp. (the “Company”)
Annual Report on Form 10K

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-179657) of Scandium International Mining Corp., of our report dated February 27, 2018 relating to the consolidated financial statements of Scandium International Mining Corp., which appear in this Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

Yours truly,

DAVIDSON & COMPANY LLP
Chartered Professional Accountants